IN THE ELEVENTH JUDICIAL CIRCUIT COURT
                                          IN MIAMI-DADE COUNTY, FLORIDA

                                          GENERAL JURISDICTION DIVISION

                                          CASE NO. 00-32262 CA 03
In Re:

MORTGAGE.COM, INC.,

                  Assignor,

TO:

LEWIS B. FREEMAN,

                  Assignee.
---------------------------------/

                 NOTICE OF ASSIGNEE'S RETENTION OF PROFESSIONALS
     PURSUANT TO FLORIDA STATUTES SECTION 727.108(6) AND SECTION 727.111(4)
     ----------------------------------------------------------------------

TO CREDITORS AND OTHER INTERESTED PARTIES:

         LEWIS B. FREEMAN, Assignee for the Benefit of Creditors of Mortgage.com, Inc. (the "Assignee"), hereby gives notice to creditors, pursuant to Florida Statutes ss. 727.111(4) of the employment of, and payment of retainer amounts to, (1) Markowitz, Davis, Ringel & Trusty, P.A. to represent the Assignee as his general counsel in this case ("MDRT"); (2) Tew Cardenas Rebak Kellogg Lehman Demaria, as special counsel to the Assignee; and (3) Plotkin, Rapaport & Nahimas as special California counsel to the Assignee ("PRN"). Additionally, the Assignee hereby gives notice to creditors, of the employment of BizTurnaround.com as forensic accountants and financial investigators to assist the Assignee ("BTC").

         1. Mortgage.com, Inc. ("MDC") was a publicly traded company with thousands of shareholders that was involved in the business of supplying mortgages to on-line consumers.


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                                                        Case No.: 00-32262 CA 03


         2. On December 14, 2000, MDC filed an Assignment for the Benefit of Creditors, pursuant to Florida Statutesss.727 et al., in favor of the Assignee.

         3. The Assignee employed MDRT as his general counsel in this case, pursuant to the terms of the retainer agreement. The Assignee paid a retainer of $50,000 to MDRT for legal services.

         4. The Assignee employed TCR as his special counsel in this case, pursuant to the terms of the retainer agreement. The Assignee paid a retainer of $50,000 to TCR for legal services.

         5. The Assignee employed PRN as his special California counsel in this case, pursuant to the terms of the retainer agreement. The Assignee paid a retainer of $25,000 to PRN for legal services.

         6. Additionally, the Assignee employed BTC as forensic accountants and financial investigators to assist the Assignee, pursuant to the terms of the retainer agreement. No retainer has been paid to BTC.

         7. The Assignee seeks to, in his discretion, hire and employ legal counsel, accountants, consultants and other professional, in addition to MDRT, TCR, PRN, and BTC ("Outside Professionals") including entities of which Assignee is a shareholder, to furnish legal, accounting and other advice to the Assignee for such purposes as may be reasonable and necessary during the period of the Assignment. The Assignee shall pay from the estate's funds, eighty-five percent (85%) of the ordinary and reasonable fees and one hundred percent (100%) of the costs of such Outside Professionals upon receipt of a bill from the Outside Professional. The fifteen percent (15%) of fees withheld shall be subject to application to the Court for approval of all fees and expenses of such Outside Professional, which shall include the fifteen percent (15%) of fees withheld.


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                                                        Case No.: 00-32262 CA 03

         8. Florida Statutes Section 727.108(6) requires the Assignee "[t]o the extent necessary, employ at the expense of the estate one or more appraisers, auctioneers, accountants, attorneys, or other professional persons, to assist the assignee in carrying out his or her duties under this chapter."

         9. Any and all objections to the Notice of Assignee's Retention of Professionals pursuant to Florida Statutes Section 727.108(6) and Section 727.111(4), must be filed with the court and served upon the Assignee and undersigned counsel no later than 5:00 p.m. on Friday, January 12, 2001.

         10. Objections, if any, shall be heard on Tuesday, January 16, 2001, at 9:00 a.m., before The Honorable Stuart M. Simons, Dade County Courthouse, Room 405, 73 West Flagler Street, Miami, Florida 33130.

         11. If no objections are timely filed and served, the Assignee shall take such action as described in this Notice without further order of the Court.

                                       By: Assignee for the Benefit of Creditors
                                           of Mortgage.com, Inc.



Dated: December 15, 2000               By:   /s/ Candis Trusty
                                          --------------------------------------
                                            Candis Trusty, Attorney for the
                                            Lewis B. Freeman, Assignee for the
                                            Benefit of Creditors of
                                             Mortgage.com, Inc.



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